UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2017

BOSTON PROPERTIES, INC.

BOSTON PROPERTIES LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Boston Properties, Inc.	Delaware	1-13087	04-2473675
	(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Boston Properties Limited Partnership	Delaware	0-50209	04-3372948
	(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199

(Address of principal executive offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Boston Properties, Inc.:

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Boston Properties Limited Partnership:

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On December 4, 2017, Boston Properties, Inc.’s operating partnership, Boston Properties Limited Partnership (the “Company”), completed the issuance and sale of $850 million aggregate principal amount of the Company’s 3.200% Senior Notes due 2025 (the “Notes”) pursuant to an underwriting agreement dated November 17, 2017 (the “Underwriting Agreement”), by and among the Company and Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and BNY Mellon Capital Markets, LLC, as managers of the several underwriters named in Schedule II thereto (the “Underwriters”), whereby the Company agreed to sell and the Underwriters agreed to purchase from the Company, subject to and upon the terms and conditions set forth in the Underwriting Agreement, the Notes.

The net proceeds to the Company from the sale of the Notes, after deducting underwriting discounts and estimated transaction expenses, are estimated to be approximately $841.2 million. The Company plans to use the net proceeds from the offering to fund the redemption of the $850 million aggregate principal amount of its 3.700% senior notes due 2018 (the “2018 Notes”) that are outstanding. The Company has elected to redeem the 2018 Notes on December 17, 2017 (the “Redemption Date”). The redemption price for the 2018 Notes will equal the sum of (i) the greater of (a) 100% of the principal amount of the 2018 Notes redeemed or (b) the present values as of the Redemption Date of the remaining scheduled payments of principal and interest to maturity (excluding any accrued and unpaid interest) discounted on a semi-annual basis at a rate equal to the yield to maturity of a comparable United States Treasury security plus 0.35%, plus (ii) accrued and unpaid interest to, but excluding, the Redemption Date. The redemption price will be calculated three business days prior to the Redemption Date and will be payable on December 18, 2017 in accordance with the terms of the 2018 Notes. In connection with the redemption of the 2018 Notes, the Company expects that it will record a loss from early extinguishment of debt in the fourth quarter of 2017.

The Notes were issued under the Indenture, dated as of December 13, 2002, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon, formerly known as The Bank of New York), as supplemented by Supplemental Indenture No. 17 (“Supplemental Indenture No. 17”) dated as of December 4, 2017.

The offer and sale of the Notes were registered with the Securities and Exchange Commission (the “Commission”) pursuant to a registration statement on Form S-3 (File No. 333-218460-01) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The material terms of the Notes are described in a prospectus supplement filed by the Company with the Commission on November 20, 2017 pursuant to Rule 424(b)(5) under the Securities Act.

Copies of the Underwriting Agreement, Supplemental Indenture No. 17 and the form of the Notes are attached hereto as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference. The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Underwriting Agreement, Supplemental Indenture No. 17 and the form of the Notes.

Additionally, in connection with the filing of the Underwriting Agreement, the Company is filing the opinion and consent of its counsel, Goodwin Procter LLP, regarding the legality of the securities being registered as Exhibits 5.1 and 23.1 hereto, respectively, which are incorporated by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
+1.1	Underwriting Agreement, dated November 17, 2017, by and among Boston Properties Limited Partnership and Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and BNY Mellon Capital Markets, LLC, as managers of the several underwriters named in Schedule II thereto.

+4.1	Supplemental Indenture No. 17, dated as of December 4, 2017, between Boston Properties Limited Partnership and The Bank of New York Mellon Trust Company, N.A., as Trustee.

+4.2	Form of 3.200% Senior Notes due 2025 (attached as Exhibit A to Supplemental Indenture No. 17 filed as Exhibit 4.1 hereto).

+5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.

+23.1	Consent of Goodwin Procter LLP (contained in its opinion filed as Exhibit 5.1 and incorporated herein by reference).

+	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES, INC.

By:	/s/ Michael E. LaBelle
Michael E. LaBelle
Executive Vice President, Chief Financial Officer and Treasurer

BOSTON PROPERTIES LIMITED PARTNERSHIP
By:	Boston Properties, Inc., its General Partner

By:	/s/ Michael E. LaBelle
Michael E. LaBelle
Executive Vice President, Chief Financial Officer and Treasurer

Date: December 4, 2017

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